                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    K2 INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
   [LOGO]

                                     K2 INC.
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 1999

TO THE SHAREHOLDERS OF K2 INC.:

    You are cordially invited to attend our Annual Meeting to be held at the Company's main office, 4900 South Eastern Avenue, Los Angeles, California on Thursday, May 6, 1999 at 10:00 a.m. (local time).

    The ANNUAL MEETING will be held for the following purposes:

        1.  To elect three directors to serve for a term of three years.

        2.  To approve the K2 1999 Stock Option Plan.

        3. To ratify the selection of Ernst & Young LLP as independent auditors for 1999.

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 29, 1999 are entitled to notice of the meeting and to vote at it or any adjournments thereof.

    If it is convenient for you to do so, we hope you will attend the meeting. If you cannot, and wish your stock to be voted, we urge you to fill out the enclosed proxy card and return it to us in the envelope provided. No additional postage is required.

                                                     [SIGNATURE]

                                          RICHARD M. RODSTEIN
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

LOS ANGELES, CALIFORNIA
APRIL 5, 1999

--------------------------------------------------------------------------------

              PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

   [LOGO]

                                    K2 INC.
                           4900 SOUTH EASTERN AVENUE
                          LOS ANGELES, CALIFORNIA 90040

                             ---------------------

                                PROXY STATEMENT
                                ---------------

    The enclosed proxy is solicited by the Board of Directors of K2 Inc. (the "Company"). It may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company or by attending the annual meeting and voting in person. Only shareholders of record at the close of business on March 29, 1999 will be entitled to notice of and to vote at the annual meeting. As of that date, the Company had outstanding 16,565,806 shares of Common Stock, each share entitled to one vote. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 5, 1999.

    Proxies will be solicited by mail, telephone, fax or telegram and may be personally solicited by directors, officers and other employees of the Company and by Morrow & Co., 445 Park Avenue, New York, New York, which has been engaged for a fee of $8,000 plus expenses for this purpose. The cost of soliciting proxies will be borne by the Company.

    Both abstentions and broker non-votes are counted for purposes of determining the presence or absence at the annual meeting of a quorum for the transaction of business, but shares represented by broker non-votes on a matter submitted to shareholders are not considered present and entitled to vote on that matter. Directors will be elected by plurality vote of the shares present and entitled to vote. The approval of the K2 1999 Stock Option Plan and the ratification of the selection of independent auditors will each require the affirmative vote of a majority of the shares present and entitled to vote. Consequently, broker non-votes will have no effect, but abstentions will have the effect of a vote against these two matters.

                             ELECTION OF DIRECTORS

    Under the Certificate of Incorporation of the Company, the Board of Directors is divided into three classes, each having a three-year term, with the term of office of one of the classes expiring each year. Proxies solicited herewith will be voted for election to the Board of Directors of the nominees named below (unless authority to vote for one or more such nominees is withheld), to serve until the 2002 annual meeting of shareholders and until their successors are elected and qualified. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise the proxy may be voted for the election of other nominees as directors in the discretion of the persons acting pursuant to the proxy. Directors will be elected by plurality vote.

    Certain information concerning the nominees and each director whose term of office will continue after the 1999 annual meeting is set forth below:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING
                      FOR TERM OF OFFICE EXPIRING IN 2002

JERRY E. GOLDRESS                                            Director since 1996

    Mr. Goldress, 68, has served as Chairman of the Board and Chief Executive Officer of Grisanti, Galef and Goldress, Inc., a corporate turnaround management firm, since 1981. As a corporate turnaround manager, Mr. Goldress provides assistance to businesses in financial difficulty and, as such, has frequently been appointed a director and an executive officer of such businesses. In this capacity, Mr. Goldress has served as president or chief executive officer of numerous manufacturing, distribution and retail organizations. He is a member of the board of directors of Applied Magnetics Corporation, a manufacturer of magnetic heads for computers.

JOHN H. OFFERMANS                                            Director since 1987

    Mr. Offermans, 70, is a real estate investment consultant engaged in private practice. From 1973 through 1993, Mr. Offermans was an active commercial real estate broker. Prior to that, from 1970 to 1973 Mr. Offermans was president and chief executive officer of Fabri-Tek Educational Systems, Inc., an educational computer manufacturer, and from 1968 to 1970, he was international marketing vice president of Electronic Associates, Inc., a manufacturer of computer systems for the aerospace and other high technology industries.

ALFRED E. OSBORNE, JR.

    Dr. Osborne, age 54, has been an Associate Professor of Business Economics in the Anderson Graduate School of Management at the University of California at Los Angeles since 1972, and the Director of the Harold Price Center for Entrepreneurial Studies at UCLA since its inception two years ago. Dr. Osborne is a member of the Board of Directors of the Times Mirror Company, Nordstrom, Inc. and United States Filter Corporation. Dr. Osborne is also an independent general partner of Technology Funding Venture Partners V, and he serves as a trustee of the WM Group of Funds and the Worldwide Index Funds. Dr. Osborne was educated at Stanford University, where he earned a B.S. in Electrical Engineering, an MBA in Finance, an MA in Economics and a Ph.D. in Business Economics.

                         DIRECTORS CONTINUING IN OFFICE
                      FOR TERM OF OFFICE EXPIRING IN 2001

SUSAN E. ENGEL                                               Director since 1996

    Ms. Engel, 52, has been Chairwoman of the Board, President and Chief Executive Officer of Department 56, Inc., a marketer of collectibles and specialty giftware, since September 1997. Ms. Engel was its president and chief executive officer from November 1996 to August 1997, and from September 1994 to November 1996 she was its president and chief operating officer. From October 1991 through September 1993, Ms. Engel was president and chief executive officer of Champion Products, Inc., a marketer and manufacturer of authentic athletic apparel and a division of Sara Lee Corporation. Prior to Champion, Ms. Engel was a vice president and eastern retail practice leader for Booz, Allen and Hamilton, a general management consulting firm. Ms. Engel is a member of the board of directors of The Penn Traffic Company, a northeast supermarket chain, and Wells Fargo & Co., a leading financial institution.

WILFORD D. GODBOLD, JR.                                      Director since 1998

    Mr. Godbold, 60, a private investor, retired as President and Chief Executive Officer of ZERO Corporation, which provides packaging and climate control products to the telecommunications, instrumentation and data processing markets, where he served from 1984 to August 1998, and for the two prior years he served as chief operating officer of ZERO Corporation. From 1966 through 1982 he was an attorney with the law firm of Gibson, Dunn & Crutcher LLP in Los Angeles, serving as a Partner from 1973. Mr. Godbold serves as a member of the board of directors of Sempra Energy and its subsidiaries, Pacific Enterprises, a holding company, Southern California Gas Company, a public utility, and San Diego Gas & Electric Co., a public utility.

RICHARD M. RODSTEIN                                          Director since 1995

    Mr. Rodstein, 44, has been President and Chief Executive Officer of the Company since 1996. Mr. Rodstein was president and chief operating officer of the Company from 1990 to 1995 and has held various executive positions with the Company since joining it in 1983. Prior to 1983, Mr. Rodstein was a certified public accountant with Ernst & Young LLP, an international auditing and consulting firm.

                         DIRECTORS CONTINUING IN OFFICE
                      FOR TERM OF OFFICE EXPIRING IN 2000

BERNARD I. FORESTER                                          Director since 1966

    Mr. Forester, 71, is Chairman of the Board of the Company. From January 1, 1973 through December 31, 1995, Mr. Forester served as chief executive officer of the Company. Mr. Forester additionally served as its president from 1967 through 1975 and 1979 through 1989. Prior to 1966, Mr. Forester was chief financial officer and a director of Republic Corporation and prior to that was a certified public accountant with PricewaterhouseCoopers LLP, an international auditing and consulting firm.

RICHARD J. HECKMANN                                          Director since 1997

    Mr. Heckmann, 55, has served as Chairman of the Board, President and Chief Executive Officer of United States Filter Corporation, a worldwide provider of water and wastewater treatment systems and services, since 1990. Mr. Heckmann was a director and the owner of Smith Goggles until its sale in 1996. He served as the associate administrator for finance and investment of the Small Business Administration in Washington, D.C. and was the founder and chairman of the board of Tower Scientific Corporation. Mr. Heckmann is a member of the board of directors of Waste Management, Inc., a solid waste management company, and United Rentals, Inc., a national equipment rental organization.

STEWART M. KASEN                                             Director since 1997

    Mr. Kasen, 59, has served as Chairman of the Board, President and Chief Executive Officer of Factory Card Outlet Corp. since May 1998 and prior to that he served as its chairman from 1997. In April 1996, he retired as chairman, president and chief executive officer of Best Products., Inc., a catalog showroom chain of retail stores and nationwide mail order services. He was also its president and chief executive officer from 1991 to 1996 and its president and chief operating officer from 1989 to 1991. Prior to joining Best Products, Co., Inc., Mr. Kasen served in various capacities in two divisions of Carter Hawley Hale Stores over a 24-year period, including president and chief executive officer of Emporium, from 1987 to 1989, and Thalhimers, from 1984 to 1987. Mr. Kasen is a member of the board of directors of Markel Corporation, a specialty insurance underwriter, O'Sullivan Industries Holdings, Inc., a manufacturer of ready-to-assemble furniture, and The Elder-Beerman Stores Corp., a regional department store chain. In September 1996, Best Products Co., Inc., filed for bankruptcy under the federal bankruptcy laws. In March 1999, Factory Card Outlet Corp. filed for bankruptcy under the federal bankruptcy laws.

    Under the By-Laws of the Company, nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors, provided that no stockholder may nominate a person for election as a director unless written notice of such nomination is presented to the Company at least 90 days prior to the date of the applicable meeting. No such notice has been given with respect to the election of directors. As a result, no other nominees for election as director will be considered at the annual meeting except nominations made by the Board in the event one of the nominees named herein should unexpectedly be unavailable.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held six meetings in 1998. Each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he or she served, except Mr. Heckmann who attended 71.4%.

    The Board of Directors currently has four standing committees: Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

    The Audit Committee of the Board of Directors, consisting of Ms. Engel (Chairwoman), Mr. Godbold and Mr. Offermans, held two meetings in 1998. The functions of the Committee include recommending to the Board the engagement or discharge of the independent auditors, directing investigations into matters relating to audit functions, reviewing the plan and results of audit with the auditors, reviewing the Company's internal accounting controls and approving services to be performed by the auditors and related fees.

    The Compensation Committee of the Board of Directors, consisting of Mr. Goldress, Mr. Kasen and Mr. Simon (Chairman), held two meetings in 1998. The Committee considers and authorizes remuneration arrangements for senior management, including the granting of options under the Company's stock option plan.

    The Executive Committee of the Board of Directors, consisting of Mr. Forester, Mr. Offermans and Mr. Rodstein (Chairman), held one meeting in 1998, but took actions from time to time by written consent. The Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation of the full Board.

    The Nominating Committee of the Board of Directors, consisting of Mr. Forester (Chairman), Mr. Goldress and Mr. Heckmann, held two meetings in 1998, in addition to informal meetings of Committee members with potential nominees for director from time to time. The Committee recruits and interviews qualified candidates to serve as directors and reports on its findings to the full Board.

                     APPROVAL OF K2 1999 STOCK OPTION PLAN

    In February 1999 the Board of Directors adopted the K2 1999 Stock Option Plan (1999 Plan), subject to shareholder approval at the 1999 Annual Meeting. Under the 1999 Plan, options to purchase a maximum of 1,400,000 shares of Common Stock, currently equal to 8.5% of the Company's outstanding shares, may be granted to employees of the Company and to nonemployee directors. The purpose of the 1999 Plan is to provide a means whereby the Company may attract and retain persons of ability as key employees and nonemployee directors and motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries. The Board of Directors or the committee referred to below, will have the authority to determine those employees who are eligible to receive options. Based upon past experience, the Company expects that this will include approximately 100 persons.

    The Company presently may grant stock options to employees and nonemployee directors pursuant to the Company's 1994 Incentive Stock Option Plan. At March 29, 1999, there were only 19,375 shares with respect to which options may be granted.

    The following is a summary of the 1999 Plan. The operation of the 1999 Plan is governed in all respects by the plan document which is annexed as Exhibit A.

    The 1999 Plan will be administered by the Board of Directors or a committee of not less than two directors, each of whom qualifies as an "outside director", within the meaning of Section 162(m) of the Internal Revenue Code, and "a non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act.

    Subject to the provisions of the 1999 Plan, the Board or the committee shall have the power to:

    - determine the recipients of options and the number of shares subject to each option

    - determine the number of options and basis of granting options to non-employee directors

    - authorize the granting of options which qualify as "incentive stock options" under the Internal Revenue Code, or which do not so qualify

    - determine the term of each option, the time or times at which the option may be exercised, and the manner of exercise

    - interpret the 1999 Plan

    All options granted under the 1999 Plan shall have such terms and provisions as the Board or the committee may determine, subject to the following:

    - all options shall expire after no more than 10 years from the date of grant

    - no option shall be granted with an exercise price less than the fair market value of the Company's common stock on the date of grant

    - no option shall be transferable other than by will or the laws of descent and distribution

    - no option granted under the 1999 Plan shall be amended to reduce the exercise price, or surrendered in exchange for a replacement option having a lower exercise price, except for antidilution and similar adjustments to reflect changes in the common stock of the Company, such as a stock dividend, recapitalization, reorganization or merger

    - the aggregate fair market value of common stock (determined at the time an option is granted) subject to incentive stock options granted to any one employee shall not exceed $100,000

    The maximum number of shares of Common Stock that may be granted under the 1999 Plan in any calendar year to any nonemployee director or key employee shall be limited to 20,000 and 150,000, respectively.

    Upon the exercise of an option, the holder must make payment either (i) in cash (including the proceeds of a "cashless exercise" with the assistance of a broker); or (ii) by delivering Common Stock of the Company already owned by the optionee and having a total fair market value on the date of such delivery equal to the purchase price; or (iii) by delivering a combination of cash and Common Stock of the company having a total fair market value on the date of such delivery equal to the purchase price; or (iv) by a reduction of such number of shares otherwise issuable pursuant to such option as has a total fair market value on the date of exercise equal to the purchase price. The Board or the committee may authorize a loan to any optionee to enable the exercise of options and the payment of withholding taxes arising from such exercise.

    The recipient of an option which is not an incentive stock option, as defined in the Internal Revenue Code, will not realize income upon grant of the option, but will realize ordinary income in the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price. The amount of ordinary income will be deductible in computing the taxable income of the Company. The option holder will have a basis for the stock acquired equal to the fair market value of the stock on the date of exercise. Any gain or loss realized upon the subsequent sale of stock acquired on the exercise of the option will be a short-term or long-term capital gain or loss depending on the optionee's holding period.

    The recipient of an incentive stock option generally will not realize any income upon its grant, or upon its exercise if no disposition of the shares received upon exercise is made within two years from the date of grant or within one year after the acquisition of the shares. The excess of the fair market value over the exercise price of the shares received upon the exercise of an incentive stock option, however, is a tax preference item in the year of exercise which may subject the recipient to an alternative minimum tax. If the foregoing holding periods are met, the recipient will realize a long-term capital gain upon the difference between the sale price and the exercise price, and the Company will receive no deduction from taxable income. If these holding periods are not met, the recipient generally will realize ordinary income to the extent of the difference between the exercise price and the fair market value of the shares on the date the option is exercised. However, if the disposition is by a sale or exchange at a price less than the fair market value on the date of exercise, then, in general, the amount of ordinary income is limited to the gain realized on such sale or exchange. If the sale price exceeds the fair market value on the date of exercise, such excess will be a capital gain, long-term or short-term depending on the employee's holding period for such stock. The Company will have a deduction in an amount equal to the ordinary income realized by the optionee.

    The 1999 Plan will terminate on the tenth anniversary of its approval by the shareholders unless earlier terminated by the Board of Directors. The Board may also amend the Plan; provided, however, that, no action of the Board of Directors may increase the number of shares with respect to which options may be granted under the Plan, permit the granting of any option at an option price less than either the fair market value on date of grant or par value or permit the extension or granting of options which expire beyond the maximum ten-year term permitted under the Plan. Without the permission of an optionee, no amendment or discontinuance of the Plan shall alter or impair any option previously granted to him or her under the Plan. No termination of the 1999 Plan will affect options outstanding at the time of termination, and options granted prior to termination may extend beyond termination.

    No options have been granted to nonemployee directors or key employees under the 1999 Plan, and no determinations have been made regarding the employees to whom grants may be made in the future or the number of shares which will be subject to future options, other than the grant limitations as to nonemployee directors and employees.

    See "Executive Compensation--Option Grants in 1998" and "Aggregated Option Exercises in 1998 and Year-End Option Values" for information concerning options granted under the Company's 1994 Plan.

    The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for the 1999 Plan is required for approval of the 1999 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE K2 1999 STOCK OPTION PLAN.

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below compares cumulative total return to shareholders, assuming quarterly reinvestment of dividends, of the Company, the Russell 2000 Index and a weighted index of a peer group of companies with market capitalizations similar to that of the Company. The peer group is comprised of Cannondale Corporation, First Team Sports, Inc., Johnson Worldwide Associates, Inc., Morrow Snowboards, Inc., Rawlings Sporting Goods Company, Inc. and The North Face, Inc. The graph assumes investment of $100 on December 31, 1993 in the Company's Common Stock, the Russell 2000 Index and common stock of the peer group (except for Cannondale, which became a public company in 1994; Morrow, which became a public company in 1995; Rawlings, which became a public company in 1994; and The North Face, which became a public company in 1996). In 1998 Brunswick Corporation was replaced by Johnson Worldwide Associates, Inc. in the peer group index due to the size of Brunswick's market capitalization in relation to the index.

                        COMPARATIVE 5-YEAR TOTAL RETURNS
                       K2 INC., RUSSELL 2000, PEER GROUP
                 PERFORMANCE RESULTS THROUGH DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 KTO  Russell 2000    Peer Group
1993          $100.0        $100.0        $100.0
1994           107.2          98.2          92.0
1995           157.7         126.2          88.0
1996           191.6         147.0          84.0
1997           163.0         179.7          67.9
1998            75.2         175.2          52.3

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning annual, long-term and other compensation of the Company's President and Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                              ANNUAL COMPENSATION      AWARDS OF
                    NAME AND                                 ----------------------      STOCK         ALL OTHER
               PRINCIPAL POSITION                   YEAR     SALARY ($)  BONUS ($)    OPTIONS (#)   COMPENSATION ($)
------------------------------------------------  ---------  ----------  ----------  -------------  ----------------
Richard M. Rodstein ............................       1998     325,000          --         50,000         11,400(a)
  President and Chief Executive Officer                1997     280,000     233,300         35,000         12,500(a)
                                                       1996     260,000     420,000         35,000         12,600(a)

John J. Rangel .................................       1998     210,000          --         35,000          8,500(a)
  Senior Vice President--Finance                       1997     195,000     132,900         20,000          9,500(a)
                                                       1996     175,000     250,000         20,000          8,400(a)

David H. Herzberg ..............................       1998     160,000      95,000         12,000          9,000(a)
  Vice President & President of Shakespeare            1997     160,000     160,000          8,000         10,100(a)
  Monofilament                                         1996     150,000     150,000          8,000         10,300(a)

J. Wayne Merck .................................       1998     155,000      75,000         12,000          2,000(a)
  Vice President & President of Shakespeare            1997     155,000     125,000          8,000          3,300(a)
  Composites & Electronics                             1996     (c)         (c)           (c)             (c)

David G. Cook ..................................       1998  $  155,000  $   75,000         12,000          5,100(b)
  Vice President & President of Stearns                1997     155,000     100,000          8,000          5,100(b)
                                                       1996     145,000     145,000          8,000          6,800(b)

------------------------

(a) Dollar value of allocations to the accounts of the named individuals in the Company's Employee Stock Ownership Plan: Mr. Rodstein ($6,400 in 1998, $7,700 in 1997 and $8,400 in 1996), Mr. Rangel ($3,500 in 1998, $4,800 in
    1997 and $5,600 in 1996), Mr. Herzberg ($2,500 in 1998, $8,000 in 1997 and
    $9,000 in 1996), and Mr. Merck ($900 in 1998 and $2,300 in 1997); and
    Company's matching contribution to the accounts of the named individuals in the Company's 401(k) Retirement Savings Plan, which was adopted in 1996: Mr. Rodstein ($5,000 in 1998, $4,800 in 1997 and $4,200 in 1996), Mr. Rangel
    ($5,000 in 1998, $4,700 in 1997 and $2,800 in 1996), Mr. Herzberg ($2,500 in
    1998, $2,100 in 1997 and $1,300 in 1996) and Mr. Merck ($1,000 in 1998 and
    $1,000 in 1997).

(b) Dollar value of allocation to Mr. Cook's account in the Company's Employee Stock Ownership Plan ($1,800 in 1998, $3,400 in 1997 and $3,700 in 1996) and
    the Company's matching contribution to the Stearns 401(k) Payroll Savings and Profit Sharing Plan ($3,300 in 1998, $1,700 in 1997 and $3,000 in 1996).

(c) Mr. Merck became a Vice President of the Company on January 1, 1997.

    The following table summarizes the number of shares and the terms and conditions of stock options granted to the named executive officers in 1998.

                             OPTION GRANTS IN 1998

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                       % OF TOTAL                             ANNUAL RATES OF STOCK
                                                         OPTIONS                              PRICE APPRECIATION FOR
                                                         GRANTED     EXERCISE                    OPTION TERM (D)
                                            OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ----------------------
                  NAME                    GRANTED (A)  DURING 1998   SHARE (B)    DATE (C)        5%         10%
----------------------------------------  -----------  -----------  -----------  -----------  ----------  ----------
R. M. Rodstein..........................      50,000        14.08%   $   11.25     12/16/08   $  354,400  $  894,400
J. J. Rangel............................      35,000         9.86%   $   11.25     12/16/08   $  248,100  $  626,100
D. H. Herzberg..........................      12,000         3.38%   $   11.25     12/16/08   $   85,100  $  214,700
J.W. Merck..............................      12,000         3.38%   $   11.25     12/16/08   $   85,100  $  214,700
D. G. Cook..............................      12,000         3.38%   $   11.25     12/16/08   $   85,100  $  214,700

------------------------

(a) All options granted to the named individuals in 1998 are exercisable as to 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years. The option agreements in connection with the options granted to the named individuals contain a provision under which the optionee may borrow money from the Company in connection with the exercise of the options. Each currently outstanding loan bears interest, payable quarterly, at a fixed rate equal to the Applicable Federal Rate, as published by the Internal Revenue Service, for the period during which the loan was made.

(b) The exercise price is the closing price of the Company's common stock on December 16, 1998, the date of grant.

(c) All options granted to the named individuals in 1998 expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of the officer's termination of employment with the Company.

(d) In order for the named individuals to realize these potential values, the closing price of the Company's common stock on December 16, 2008 would have to be $18.34 and $29.14 per share, respectively.

    The following table summarizes exercises of stock options in 1998 which were previously granted to the President and Chief Executive Officer and the other named executive officers, as well as the number of all unexercised options held by them at the end of 1998, and their value at that date if they were in-the-money.

      AGGREGATED STOCK OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                                            VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT
                                                                                              12/31/98
                                                                            ---------------------------------------------
                                                  NUMBER OF UNEXERCISED
                         SHARES                    OPTIONS AT 12/31/98           EXERCISABLE           UNEXERCISABLE
                       ACQUIRED ON     VALUE    --------------------------  ---------------------  ----------------------
        NAME          EXERCISE (A)   REALIZED   EXERCISABLE  UNEXERCISABLE   SHARES     TOTAL $      SHARES      TOTAL $
--------------------  -------------  ---------  -----------  -------------  ---------  ----------  -----------  ---------
R. M. Rodstein......           --           --     122,920        95,500           --          --          --          --
J. J. Rangel........           --           --      65,575        61,000           --          --          --          --
D. H. Herzberg......           --           --      28,108        22,400           --          --          --          --
J. W. Merck.........           --           --       4,100        20,900           --          --          --          --
D. G. Cook..........           --           --      27,454        22,400           --          --          --          --

------------------------

(a) Optionees, in the discretion of the Compensation Committee, may be granted the right to borrow money from the Company in connection with the exercise of options under both the 1994 Incentive Stock Option Plan and the 1988 Incentive Stock Option Plan. At December 31, 1998, the aggregate loans outstanding to executive officers in connection with the exercise of stock options, including the exercises shown above, and the weighted average Applicable Federal Rate at which they bear interest were: Mr. Doyle ($128,400, 5.57%), Mr. Herzberg ($46,100, 5.89%) and Mr. Merck ($43,800,
    5.97%).

                                 PENSION PLANS

    The Company maintains several defined benefit pension plans for the benefit of eligible K2 Inc. employees and employees of its Shakespeare and Stearns business units. The plans are tax-qualified, Company-funded plans subject to the provisions of ERISA. Contributions to the plans, which are made solely by the Company, are actuarially determined. Benefits under the plans are based on years of service and remuneration.

    The table below illustrates approximate annual benefits under the Pension Plan of K2 Inc. (the "K2 Plan"), based on the indicated assumptions. For 1998, the Internal Revenue Code (the "Code") limits the K2 Plan's covered compensation to $160,000.

                                         APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65
                                                         (A) YEARS OF SERVICE
                                         -----------------------------------------------------
         COVERED COMPENSATION               15         20         25         30         35
---------------------------------------  ---------  ---------  ---------  ---------  ---------
$125,000...............................  $  18,750  $  25,000  $  31,250  $  37,500  $  43,750
$150,000...............................     22,500     30,000     27,500     45,000     52,500
$175,000...............................     24,000     32,000     40,000     48,000     56,000

------------------------

(a) An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) at 35 years of service.

    The K2 Plan defines remuneration on which annual benefits are based as the average of the participant's highest five consecutive years' earnings. Earnings include salary, wages, overtime pay, commissions, bonuses, and similar forms of incentive compensation actually paid during the year not exceeding certain amounts for sales personnel and subject to the $160,000 Code Limit in 1998 for all personnel.

    Compensation for 1998 that would be included in the calculation of covered compensation and credited years of service at December 31, 1998 is shown below for the individuals named in the Summary Compensation Table who are participants in the plan.

                                                                          COVERED       YEARS OF
                                NAME                                   COMPENSATION      SERVICE
---------------------------------------------------------------------  -------------  -------------
Richard M. Rodstein..................................................   $   160,000            15
John J. Rangel.......................................................       160,000            14

    The Salaried Employees' Pension Plan of Shakespeare Company (the "Shakespeare Plan") defines remuneration upon which annual benefits are based as the average of the employee's highest five consecutive years' earnings. Earnings include the employee's regular basic monthly earnings excluding commissions, bonuses, maintenance, overtime and other extra compensation, not exceeding certain amounts for field sales personnel and subject to the $160,000 Code Limit in 1998 for all personnel.

    The table below illustrates approximate annual benefits under the Shakespeare pension plan based on the indicated assumptions.

                                                         APPROXIMATE ANNUAL PENSION UPON
                                                             RETIREMENT AT AGE 65 (A)
                                                    ------------------------------------------
                                                                 YEARS OF SERVICE
                                                    ------------------------------------------
               COVERED COMPENSATION                    15         20         25         45
--------------------------------------------------  ---------  ---------  ---------  ---------
$125,000..........................................  $  26,300  $  43,800  $  61,300  $  75,000
$150,000..........................................     31,500     52,500     73,500     90,000
$175,000..........................................     33,600     56,500     78,400     96,000

------------------------

(a) An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) after approximately 43 years of service.

    Compensation for 1998 that would be included in the calculation of covered compensation and credited years of service at December 31, 1998 is shown below for the individuals named in the Summary Compensation Table who are participants in the Shakespeare Plan.

                                                                          COVERED       YEARS OF
                                NAME                                   COMPENSATION      SERVICE
---------------------------------------------------------------------  -------------  -------------
David H. Herzberg....................................................   $   160,000            19
J. Wayne Merck.......................................................   $   160,000             8

    The Stearns Manufacturing Company Salaried, Administrative and Clerical Employees' Pension Plan (the "Stearns Plan") defines remuneration on which annual benefits are based as the average of the participant's highest 60 months' compensation. Compensation includes salary, wages, overtime pay, bonuses, and commissions, subject to the $160,000 Code limit for 1998. The 1998 covered compensation of

Mr. Cook, the only individual named in the Summary Compensation Table who participates in the Stearns Plan, was $160,000, and he had 19 years of service as of December 31, 1998.

    The table below illustrates approximate annual benefits under the Stearns Plan based on the indicated assumptions.

                                                         APPROXIMATE ANNUAL PENSION UPON
                                                             RETIREMENT AT AGE 65 (A)
                                                    ------------------------------------------
                                                                 YEARS OF SERVICE
                                                    ------------------------------------------
               COVERED COMPENSATION                    15         20         25         30
--------------------------------------------------  ---------  ---------  ---------  ---------
$125,000..........................................  $  26,100  $  34,800  $  43,500  $  52,250
$150,000..........................................     33,000     44,000     55,000     66,000
$175,000..........................................     35,800     47,700     59,600     71,500

------------------------

(a) An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) at 30 years of service.

                            DIRECTORS' COMPENSATION

    In 1998 directors who were not salaried officers of the Company were paid $1,500 per calendar quarter for their services as directors, $1,000 per calendar quarter for each committee position held by them and $1,000 per meeting day for each meeting of the Board of Directors and of any committee which they attended. They were also reimbursed for out-of-pocket expenses. Directors may elect to defer the receipt of fees. Interest on deferred fees is accrued quarterly based on the average interest rate earned by the Company in the preceding quarter on its short-term commercial paper. Under the Company's Directors' Medical Expense Reimbursement Plan, non-employee directors are reimbursed at the rate of 185% for up to $10,000 of medical and dental expenses not covered under other health insurance plans. For 1998 an aggregate of $102,700 was paid under such plan.

    Under the 1994 Incentive Stock Option Plan, nonemployee directors receive an initial grant of 1,000 stock options on the first grant date after their election and annual grants thereafter of 500 stock options. All grants to nonemployee directors are at fair market value on date of grant and are exercisable as to 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years, all exercisable amounts being cumulative. In 1998 initial grants of 1,000 stock options each were made to Richard J. Heckmann and Stewart M. Kasen and grants of 500 stock options each were made to Susan E. Engel, Bernard I. Forester, Jerry E. Goldress, John H. Offermans and John B. Simon. Each stock option granted had an exercise price of $21.50 per share, the closing price on the January 2, 1998 grant date, and each was for a ten-year term.

    The Company maintains a Non-Employee Directors' Benefit Plan, payable out of the general funds of the Company, under which a non-employee director who is vested (at least ten years of service as a director) is entitled to receive, in general, an annual retirement benefit during the period commencing upon the later of age 55 and the date the director retires from the Board of Directors and ending upon the earlier of the director's death or the number of years equal to the director's years of service as a non-employee director. Under the Plan, the annual retirement benefit is the product of (i) the director's average annual fees (based on the three-year period immediately preceding retirement from the Board of Directors) and (ii) the sum of .55 plus an additional .05 for each full year of service in excess of 11 years of service and up to 20 years. A director may make an irrevocable election so that, in lieu of the retirement benefit described above, the director's beneficiary would instead receive, on the director's postretirement death, the discounted value of such benefit. In the event of a change in control, as defined in the Plan, a vested director would receive on retirement an actuarially reduced lump sum payment in lieu of instalment payments. Under the terms of a retirement agreement between Mr. Forester and the Company, Mr. Forester has waived any right to a retirement benefit under this Plan.

    Mr. Forester receives benefits under a retirement agreement with the Company which provided that he would act as a consultant to the Company through December 31, 1998. For his consulting services, Mr. Forester received cash compensation in the amount of $200,000 in 1998, as well as certain other noncash benefits provided under the agreement. In addition, Mr. Forester receives supplemental retirement benefits of approximately $319,300 each year during his lifetime, and his survivor will receive a monthly death benefit equal to the retirement benefit for a period of five years after his death. The supplemental retirement benefit and death benefit are funded through a trust that has Wells Fargo Bank as its trustee. The retirement agreement also provides for the continuation of a pre-existing, split-dollar life insurance policy on Mr. Forester's life. For 1998, the dollar value to Mr. Forester of the premiums paid by the Company on this policy was $20,700.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION OBJECTIVES AND PRACTICES

    K2's executive compensation program is designed to help the Company attract, motivate and appropriately reward management who are responsible for K2's short-term and long-term profitability, growth and return to shareholders.

    The key elements of the program consist of base salary, annual performance-based cash awards and long-term incentive awards. Base salaries are initially established by evaluating the responsibilities of the position, the experience of the individual and salaries for comparable positions in the marketplace. Depending on the overall financial performance of the Company, salaries are adjusted from time to time to reflect increased responsibilities, to keep pace with competitive practices and to reflect the performance of individual executives. The amount of the annual performance-based cash awards available for allocation are based on the excess earnings after the Company first achieves a specified return on average shareholders' equity. The available awards are then allocated utilizing performance criteria designed to create value for the Company and its shareholders. The individuals' performances are subjectively evaluated against their criteria. The program has been designed to place a significant amount of compensation at risk by first setting annual base salaries at levels generally near the 50th percentile of the marketplace for similar positions based on the survey data obtained. The annual incentive award is then utilized to bring total annual cash compensation (base salary plus annual incentive award) above the average for comparable positions at similar-sized companies when superior performance levels are achieved. Stock incentives are provided to reward management for taking actions that will contribute to the Company's long-term growth and success, and to link their interests to those of K2's shareholders.

COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

    BASE SALARY. The compensation committee increased the salaries of the named executive officers for 1998 by varying amounts based on the results of a survey conducted by a compensation consultant. Increases for the group averaged 7.4%. After these adjustments, the total base salaries of the named executive officers as a group remained near the 50th percentile, according to survey data. For 1998,

Mr. Rodstein's base salary was increased 16% to $325,000, which was 36% below the 50th percentile, according to survey data.

    ANNUAL CASH INCENTIVE. The executive officers of the Company are eligible for participation under the Executive Officers' Incentive Compensation Plan. For 1998, the executive officers who participated in the plan included the Chief Executive Officer and the Senior Vice President--Finance. Pursuant to the plan, the formula provides for an incentive compensation bonus pool based on a percentage of incentive compensation income in excess of a required return on average shareholders' equity. Performance criteria were also adopted for the plan participants to assist the compensation committee in determining the allocation of any bonus pool generated.

    During 1998, due to the decline in earnings, incentive compensation income was less than the required return on average shareholders' equity. Consequently, no incentive compensation award was made to the Chief Executive Officer for 1998. The Senior Vice President--Finance, by virtue of his participation in the plan, was also granted no award. The remaining named executive officers were evaluated against performance criteria and key objectives previously established under divisional plans, and awards totaling $245,000 were granted to them. The 1998 awards represented a decline of 36% from the prior year for those named executives who received awards in both years.

    LONG-TERM STOCK INCENTIVE. For 1998, the compensation committee awarded long-term incentives to key executives in the form of stock options having an exercise price equal to the market price of the Company's stock on the date of grant and vesting over three years. By utilizing such pricing and vesting, the compensation committee intended that the full benefit would be realized only if stock price appreciation occurs and if the key employee does not leave the Company during that period.

    In determining the number of options awarded to executive officers, the compensation committee considered information provided by the Company's independent compensation consultants, which included, among other things, market studies of annual stock option grants as a percentage of shares outstanding. The compensation committee's awards this year once again addressed management's concern regarding the need to remain competitive in retaining and attracting executive talent by granting stock options to a broader group of employees. The compensation committee believes that equity interests held by management more closely align the interests of shareholders and management. Against that background, in 1998 Mr. Rodstein was granted options for 50,000 shares, and the other named executive officers were granted options ranging from 35,000 to 12,000 shares.

                                          John B. Simon, Chairman
                                          Jerry E. Goldress
                                          Stewart M. Kasen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Goldress, Kasen, and Simon served on the compensation committee of the Company during the year 1998. No member of the compensation committee was, during the year 1998, either an officer or employee or a former officer or employee of the Company or any of its subsidiaries, nor did any member have any relationship with the Company which would be required to be disclosed.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below is the name, address and number of shares of Common Stock beneficially owned as of March 29, 1999 by each person known to the Company to own 5% or more of the outstanding shares of Common Stock.

                                                                                            SHARES OF     PERCENT OF
                                      SHAREHOLDER                                          COMMON STOCK      CLASS
----------------------------------------------------------------------------------------  --------------  -----------
Trust under Company's Employee Stock Ownership Plan ....................................      1,782,393(a)       10.8
  4900 South Eastern Avenue
  Los Angeles, CA 90040

Joseph L. Harrosh ......................................................................      1,404,400(b)        8.5
  40900 Grimmer Boulevard
  Fremont, CA 94538

The Anthony Family Trust ...............................................................      1,001,249(c)        6.0
  65 Park Lane
  Concord, MA 01742

ICM Asset Management, Inc. .............................................................        842,383(d)        5.1
  601 West Main Avenue, Suite 600
  Spokane, WA 99201

------------------------

(a) Includes shares allocated to the accounts of participants in the ESOP, the voting of which is directed by such participants. Until shares are allocated to the accounts of participants in the ESOP, the terms of the Trust require the Trustee to vote those shares in the same proportion as the allocated shares are voted.

(b) Based on the most recently filed Form 13G of Joseph L. Harrosh dated February 2, 1999.

(c) Based on the most recently filed Form 13D of The Anthony Family Trust dated May 22, 1996.

(d) Based on the most recently filed Form 13G of ICM Asset Management, Inc. dated February 10, 1999.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                       SHARES OF COMMON STOCK
                                                                        BENEFICIALLY OWNED ON
                                NAME                                     MARCH 29, 1999 (A)      PERCENT OF CLASS (B)
---------------------------------------------------------------------  -----------------------  -----------------------
Directors and Nominees for Director
  Susan E. Engel.....................................................              1,100                   *
  Bernard I. Forester................................................            393,405(d)                  2.4
  Wilford D. Godbold, Jr.............................................              1,000                   *
  Jerry E. Goldress..................................................              2,100                   *
  Richard J. Heckmann................................................              5,200                   *
  Stewart M. Kasen...................................................              1,700                   *
  John H. Offermans..................................................              2,607                   *
  Alfred E. Osborne, Jr..............................................                 --                   *
  Richard M. Rodstein................................................            266,207                     1.6
  John B. Simon......................................................             13,929                   *
Executive Officers (c)
  John J. Rangel.....................................................            116,868                      .7
  David H. Herzberg..................................................             69,615                      .4
  J. Wayne Merck.....................................................             12,422                      .1
  David G. Cook......................................................             70,137                      .4
All Directors and Executive Officers as a group (18).................          1,128,787                     6.7

------------------------

(a) Includes the following shares subject to options exercisable within 60 days of the date of this Proxy Statement: Susan E. Engel-600 shares; Bernard I. Forester-1,350 shares; Jerry E. Goldress-600 shares; Richard J. Heckmann-200 shares; Stewart M. Kasen-200 shares; John H. Offermans-2,400 shares; Richard
    M. Rodstein-122,920 shares; John B. Simon-2,400 shares; John J. Rangel-65,575 shares; David H. Herzberg-28,108 shares; J. Wayne Merck-4,100 shares; David G. Cook-27,454 shares; and all directors and officers as a group-323,015 shares. With the exception of the shares referred to in the preceding sentence and the shares allocated to the accounts of Mr. Rodstein (14,118 shares), Mr. Rangel (7,378 shares), Mr. Herzberg (14,409 shares), Mr. Merck (1,322 shares), Mr. Cook (3,039 shares), and all directors and officers as a group (75,321 shares), under the Company's ESOP, each of the named persons has sole voting and investment power with respect to the shares beneficially owned by him.

(b) The shares subject to options described in note (a) for each individual were deemed to be outstanding for purposes of calculating the percentage owned by such individual.

(c) Executive officers named in the Summary Compensation Table (other than Mr. Rodstein, whose securities holdings are listed above).

(d) Includes 1,469 shares held by the Bernard & Venessa Forester Foundation, over which Mr. Forester exercises voting and investment power as an officer of the Foundation.

*   Less than .1%.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and written representations from certain of the Company's directors and executive officers that no other reports were required, all such Forms were filed on a timely basis by reporting persons.

                       EMPLOYMENT OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors has chosen the firm of Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the year 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Any proposal by a shareholder intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Company no later than December 6, 1999 for inclusion in the proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion. A copy of the 1998 Annual Report to shareholders is being mailed with this Proxy Statement.

    UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER OF RECORD AS OF MARCH 29, 1999, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF K2 INC., 4900 SOUTH EASTERN AVENUE, LOS ANGELES, CALIFORNIA 90040.

                                                     [SIGNATURE]

                                          RICHARD M. RODSTEIN
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

LOS ANGELES, CALIFORNIA
APRIL 5, 1999

                                                                       EXHIBIT A

                           K2 1999 STOCK OPTION PLAN

    1. PURPOSE. The purpose of this Plan is to provide a means whereby K2 Inc. (the "Company") may, through the grant of options to purchase Common Stock of the Company, attract and retain persons of ability as key employees (including officers and directors who are also employees) and as nonemployee directors and motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary. When used in the Plan with reference to employment, the term "Company" shall include Subsidiaries of the Company. As used herein the term "Subsidiary" shall mean any legal entity, 50% or more of the voting equity of which is owned or controlled directly or indirectly by the Company.

    2. SHARES SUBJECT TO THE PLAN. Options may be granted by the Company from time to time to key employees and nonemployee directors of the Company to purchase shares of Common Stock ($1.00 par value) of the Company ("Common Stock"), and may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which options may be granted under the Plan shall be 1,400,000 shares, subject to adjustment as provided in Section 4(i). If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled, new options may thereafter be granted covering such shares. Anything contained herein to the contrary notwithstanding, the aggregate number of shares of Common Stock with respect to which options may be granted during any calendar year to any employee or nonemployee director shall be limited to 150,000 and 20,000, respectively.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee of the Board (the "Committee") consisting of not less than two members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who qualifies both as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board.

    Subject to the provisions of the Plan, the Board or the Committee shall have the power to:

    (a) determine and designate from time to time those employees of the Company to whom options are to be granted and the number of shares to be optioned to each such employee;

    (b) determine from time to time the number of options and basis of granting options to nonemployee directors;

    (c) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), and options which do not qualify as Incentive Stock Options, both of which are referred to herein as options;

    (d) determine the number of shares subject to each option;

    (e) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period, which period shall in no event exceed ten years from the date the option is granted;

    (f) extend the term of an option (including extension by reason of an optionee's death, permanent disability or retirement) but not beyond ten years from the date of the grant.

    The Board or the Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, subject to the terms and provisions of the Plan. Without limiting the generality of the foregoing sentence, the Board or the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military leave or on an approved leave of absence from the Company as a period of employment of such optionee by the Company for purposes of accrual of his or her rights under his or her option; provided, however, that no option may be granted to an employee while he or she is on a leave of absence. Any interpretation, determination or other action made or taken by the Board or the Committee shall be final, binding and conclusive.

    4. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Board or the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Board or the Committee may deem appropriate:

    (a) OPTION PERIOD. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period.

    (b) OPTION PRICE. The option price per share shall be determined by the Board or the Committee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted.

    (c) EXERCISE OF OPTION. No part of any option may be exercised until the optionee shall have remained in the employ of the Company for such period after the date on which the option is granted as the Board or the Committee may specify in the option agreement, subject to any provision in the option agreement for the acceleration of exercisability in the event of a change-in-control of the Company.

    (d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash (including the proceeds of a "cashless exercise" with the assistance of a broker), or
       (ii) by delivering Common Stock of the Company already owned by the optionee and having a total fair market value on the date of such delivery equal to the purchase price, (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price; or (iv) by a reduction of such number of shares otherwise issuable pursuant to such option as has a total fair market value on the date of exercise equal to the purchase price. The Board or the Committee may authorize a loan to any optionee to enable the exercise of options and the payment of withholding taxes arising from such exercise.

    (e) EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. (1) If an optionee's employment by the Company shall terminate because of his or her death, retirement or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her or by the person or persons to whom the optionee's rights under the option pass by designation pursuant to Section 5, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to paragraph (a) of this Section 4 or
       (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. (2) If an optionee's employment shall terminate for any reason other than death, retirement or permanent disability, all right to exercise his or her option shall terminate at the date of such termination of employment or after the expiration of any period specified in the option agreement..

    (f) EXERCISE IN THE EVENT A NONEMPLOYEE DIRECTOR CEASES TO BE A DIRECTOR. If a nonemployee director shall cease to be a director because of his or her death, retirement pursuant to any age limitation for the service of directors, or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her or by the person or persons to whom the optionee's rights under the option pass by designation pursuant to Section 5, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to paragraph (a) of this Section 4 or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. If a nonemployee director shall cease to be a director for any reason other than death, retirement pursuant to any age limitation for the service of directors or permanent disability, all right to exercise his or her option shall terminate 90 days following the date such person ceases to be a director.

    (g) TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him or her.

    (h) INVESTMENT REPRESENTATION. Upon demand by the Board or the Committee, the optionee shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

    (i) ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereunder shall be appropriately adjusted consistent with such change in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

    (j) OPTIONEES TO HAVE NO RIGHT AS A STOCKHOLDER. No optionee shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date of issuance to him or her of a certificate or certificates for such shares.

    (k) PLAN AND OPTION NOT TO CONFER RIGHTS WITH RESPECT TO CONTINUANCE of EMPLOYMENT. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate his or her employment at any time.

    (l) TAX WITHHOLDING. The Board or the Committee may authorize options that permit tax withholding obligations arising upon exercise to be paid by having the Company withhold shares having a total fair market value on the date of such delivery equal to the amount required.

    (m) LIMITATION ON VALUE OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000.

    (n) PROHIBITION ON REPRICING. No option granted hereunder shall be amended to reduce the exercise price thereof, or surrendered in exchange for a replacement option having a lower price; provided that this provision shall not restrict or prohibit any antidilution adjustment or other action in accordance with paragraph (i) above.

    5. DESIGNATION OF BENEFICIARIES. An optionee may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Board or the Committee shall be in doubt as to the entitlement of any such beneficiary to any option, it may determine to recognize only the legal representative of such optionee, in which case the Company, the Board, the Committee and the members thereof shall not be under any further liability to anyone.

    6. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and
(ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

    7. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 4(i) no action of the Board of Directors or of the Committee may (i) increase the number of shares with respect to which options may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with Section 4(b), (iii) modify Section 4(n) to permit the reprising of options, or (iv) permit the extension or granting of options which expire beyond the ten-year period provided for in Sections 3(e) and 4(a). Without the written consent of an optionee, no amendment or discontinuance of the Plan shall alter or impair any option previously granted to him or her under the Plan.

    8. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be the date of approval of the Plan by stockholders of the Company holding not less than a majority of the votes of the shares present and voting at a meeting at which the Plan is proposed for approval.

    9.  NAME. The Plan shall be known as the "K2 1999 Stock Option Plan."

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY

    RICHARD M. RODSTEIN, BERNARD I. FORESTER and SUSAN E. McCONNELL, and each of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned in K2 INC. at the Annual Meeting of Shareholders to be held on May 6, 1999 and at any adjournment thereof as set forth below:

1.  ELECTION OF DIRECTORS

FOR all nominees listed at right  / /               JERRY E. GOLDRESS
(EXCEPT AS MARKED TO THE                            JOHN H. OFFERMANS
CONTRARY BELOW)                                     ALFRED E. OSBORNE, JR.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE / /

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2.  PROPOSAL TO APPROVE THE K2 1999 STOCK OPTION PLAN

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as independent auditors for 1999.

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

4. Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED AND, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                                              Date _______________________, 1999

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature if held jointly

                                              Please sign exactly as name
                                              appears at left. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
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